EXHIBIT 23

Report of Independent Registered Public Accounting Firm

The Board of Directors
Ruddick Corporation:

We consent to the incorporation by reference in the registration statements No. 33-26302, No. 33-56567, No. 333-19085, No. 333-22659, No. 333-53671, No. 333-62768, No. 333-98265, No. 333-105665, No. 333-131927, No. 333-143746 and 333-172395 on Form S-8 of Ruddick Corporation and subsidiaries of our reports dated December 1, 2011, with respect to the consolidated balance sheets of Ruddick Corporation and subsidiaries as of October 2, 2011 and October 3, 2010, and related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 2, 2011, and the related financial statement schedule “Valuation and Qualifying Accounts and Reserves,” and the effectiveness of internal control over financial reporting as of October 2, 2011, which reports appear in the October 2, 2011, annual report on Form 10-K of Ruddick Corporation.

/s/  KPMG LLP
Charlotte, North Carolina
December 1, 2011